Exhibit 10.3

Tri-S Security Corporation

Summary of Board Compensation

On March 5, 2005, the Board of Directors of (the “Board”) of Tri-S Security Corporation (the “Company”) approved the following compensation arrangements:

•                  The Company shall pay each director $10,000 per year for service on the Board plus $2,500 per year for each committee of the Board upon which such director serves.

•                  The Company shall reimburse each director for all travel expenses incurred in connection with travel to and from Board and committee meetings.